                                                                   EXHIBIT 10.42

STANDARD COMMERCIAL LEASE


ARTICLE 1.00  BASIC LEASE TERMS


1.01 Parties. This lease agreement ("Lease") is entered into by and between the following Lessor and Lessee:

CAMPBELL PLACE ONE JOINT VENTURE    ("Lessor")

DNA ENTERPRISES, INC.               ("Lessee")

1.02 Leased Premises. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises ("leased premises"):

20,679                              (Approximate square feet)

CAMPBELL PLACE                      (Name of building or project)

1240 E. CAMPBELL ROAD               (Street address/suite number)

RICHARDSON, TX. 75081               (City, State, and Zip Code)


1.03  Term.  Subject to and upon the conditions set forth herein, the term of
this Lease shall commence on ( FEBRUARY 1, 1997   the "commencement date") (the
"completion date", which Lessor shall use its best efforts to establish as
FEBRUARY 1, 1997 ), and shall terminate  84    months thereafter.


1.04  Base Rent and Security Deposit.  Base rent is $ 16,371.00   per month.
Security deposit is $ 16,371.00   .


1.05  Addresses.

     Lessor's Address:                      Lessee's Address

CAMPBELL PLACE ONE JOINT VENTURE          DNA ENTERPRISES, INC.

P.O. BOX 795245                           1240 E. CAMPBELL ROAD

DALLAS, TX. 75379                         RICHARDSON, TX. 75081

1.06  Permitted Use.   GENERAL OFFICE AND STORAGE FOR TELECOMMUNICATIONS;
HARDWARE AND SOFTWARE TECHNOLOGY, SYSTEM ARCHITECTURE, AND SIGNAL PROCESSING AND ANY OTHER GENERAL OFFICE AND STORAGE USE PERMISSIBLE BY LAW.


       ARTICLE 2.00  RENT


2.01 Base Rent. Lessee agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in section 1.04 of this Lease which amount shall be payable to Lessor at the address shown above or to such other party or address as Lessor may from time to time designate. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Lessee for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date or completion date during the term of this Lease; provided, if the commencement date or the completion date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Lessee shall pay, as additional rent, all other sums due under this Lease.

2.02 Operating Expenses. In the event Lessor's operating expenses for the building and/or project of which the leased premises are a part shall, in any
calendar year during the term of this Lease, exceed the sum of   1997 BASE YEAR
per square foot, Lessee agrees to pay as additional rent Lessee's pro rata share of such excess operating expenses. However, notwithstanding any provision to the contrary in this Lease, Lessee's prorata share of such operating expenses other than taxes, insurance and utilities shall not increase by more than seven percent (7%) per year over the base year during the term of the Lease or any renewal thereof. Lessor may invoice Lessee monthly for Lessee's pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted each year based upon anticipated operating expenses. Within three months following the close of each calendar year, Lessor shall provide Lessee an accounting showing in reasonable detail all computations of additional rent due under this section. In the event the accounting show that the total of the monthly payments made by Lessee exceeds the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by a refund. In the event the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this section, the account shall be accompanied by an invoice for the additional rent. Notwithstanding any other provision in this Lease, during the year in which the Lease terminates, Lessor, prior to the termination date, shall have the option to invoice Lessee for Lessee's pro rata share of the excess operating expenses based upon the previous year's operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including their termination date bears to 365. Lessee shall have the right at its own expense and during normal business hours, to audit and photocopy Lessor's books relevant to the additional rent payable under this section. Lessee agrees to pay any additional rent due under this section within ten days following receipt of the invoice or accounting showing additional rent due.


2.03 Definition of Operating Expenses. The term "operating expenses" includes all expenses incurred by Lessor with respect to the maintenance and operation of the building of which the leased premises are a part, including, but not limited to, the following: maintenance, repair and replacement costs;
security; management fees, wages and benefits payable to employees of Lessor whose duties are directly connected with the operation and maintenance of the building; all services, utilities, supplies, repairs, replacements, or other expenses for maintaining and operating the common parking and plaza areas; the cost, including interest, amortized over its useful life, of any capital improvement made to the building by Lessor after the date of this Lease which is required under any governmental law or regulation that was not applicable to the building at the time it was constructed; the cost, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within the leased premises and thereby reduces operating expenses; all other expenses which would generally be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five years; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the building of which the leased premises are a part during the term of this Lease; and all insurance premiums Lessor is required to pay or deems necessary to pay, including public liability insurance, with respect to the building. The term operating expenses does not include the following: repairs, restoration or other work occasioned by fire, wind, the elements or other casualty; income and franchise taxes of Lessor; expenses incurred in leasing to or procuring of lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new lessees; interest or principal payments on any mortgage or other indebtedness of Lessor; compensation paid to any employee of Lessor above the grade of property manager; any depreciation allowance or expense; or operating expenses assumed hereunder by Lessee.


2.04 Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the tenth day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day of the month next following the month in which Lessee was invoiced, a late payment charge of ten percent of such past due amount shall become due and payable in addition to such amounts owed under this Lease.


2.05 Increase in Insurance Premiums. If an increase in any insurance premiums paid by Lessor for the building is caused by Lessee's use of the leased premises in a manner other than as set forth in section 1.06, or if Lessee vacates the leased premises and causes an increase in such premiums, then Lessee shall pay as additional rent the amount of such increase to Lessor.


2.06 Security Deposit. The security deposit set forth above shall be held by Lessor for the performance of Lessee's covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Lessor's damage in case of default by Lessee. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under this Lease, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Lessor as a result of the event of default or breach of covenant, and any remaining balance of the security deposit shall be returned by Lessor to Lessee upon termination of this Lease. If any portion of the security deposit is so used or applied, Lessee shall upon ten days written notice from Lessor, deposit with Lessor by cash or cashier's check an amount sufficient to restore the security deposit to its original amount. Lessor shall not be required to keep the security deposit separate from its other accounts and no trust relationship is created with respect to the security deposit. No interest shall be paid on the security deposit. Provided Lessee is not then in default, the security deposit held by Lessor, if any, will be applied to the thirty-sixth (36th) month of the lease term.

2.07 Holding Over. Lessee shall vacate the leased premises upon the expiration of the Lease Term or earlier termination of this Lease. Lessee shall reimburse Lessor for and indemnify Lessor against all reasonable damages incurred by Lessor as a result of any delay by Lessee in vacating the leased premises. If Lessee does not vacate the leased premises upon the expiration of the Lease Term or earlier termination of the Lease, Lessee's occupancy of the leased premises shall be a "month to month" tenancy, subject to all the terms of Lease applicable to a month to month tenancy, except that Lessee shall pay Lessor as Base Rent for the period of such holdover an amount equal to one and one half times the Base Rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease. No holding over by Lessee, whether with or without the consent of Lessor shall operate to extend the term of this Lease.


2.08 Good Funds Payments. If, for any reason whatsoever, any two or more payments by check from Lessee to Lessor for rent are dishonored and returned unpaid, thereafter, Lessor may, at Lessor's sole option, upon written notice to Lessee, require that all future payments of rent for the remaining term of the Lease shall be made by cash, cashier's check, or money order and that the delivery of Lessee's personal or corporate check will no longer constitute payment of rent as provided in this Lease. Any acceptance by Lessor of a payment for rent by Lessee's personal check thereafter shall not be construed as a waiver of Lessor's right to insist upon payment by good funds as set forth in this section 2.08. Furthermore, if three consecutive monthly rental payments or any five monthly rental payments during the

Lease Term (or any renewal or extension thereof) are not received by Lessor on or before the tenth day of the month for which such rent was due, the Base Rent hereunder shall automatically become due and payable by Lessee in advance in quarterly installments equal to three months' Base Rent each. The first of such quarterly Base Rent payments shall be due an payable on the first day of the next succeeding calendar month and on the first day of every third calendar month thereafter. This remedy shall be cumulative of any other remedies of Lessor under this Lease for non payment of Rent.


       ARTICLE 3.00  OCCUPANCY AND USE


3.01 Use. Lessee warrants and represent to Lessor that the leased premises shall be used and occupied only for the purpose as set forth in section 1.06. Lessee shall occupy the leased premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Lessee shall not permit any operation which emits any odor or matter which intrudes into other portions of the building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Lessor in its management of the building. Lessee shall neither permit any waste on leased premises nor allow the leased premises to be used in any way which would, in the reasonable opinion of Lessor, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the building. If at any time during the term of this Lease the State Board of Insurance or other insurance authority disallows any of Lessor's sprinkler credits or imposes an additional penalty or surcharge in Lessor's insurance premiums because of Lessee's original or subsequent placement or use of storage racks or bins, method of storage or nature of Lessee's inventory or any other act of Lessee, Lessee agrees to pay as additional rent the increase (between fire walls) in Lessor's insurance premiums.


3.02  Signs.   (A) Lessee shall not, without Lessor's prior written consent (a)
make any changes to or paint the store front; or (b) install any exterior lighting, decorations or paintings; or (c) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Demised Premises. All signs, decorations and advertising media shall conform in all material respects to the sign criteria established by Lessor for the Building from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Lessor as to construction, method of attachment, size, shape, height, color and general appearance, which approval shall not be unreasonably withheld or delayed. All signs shall be kept in good condition at all times. Lessor reserves the right to designate a uniform type of sign for the Building to be installed and paid for by Lessee. Notwithstanding this provision or any provision to the contrary contained in this paragraph or elsewhere in this Lease, (i) all signs installed by Lessee may be the maximum size permitted by local law or ordinance, (ii) any changes to the sign initially approved by Lessor and that Lessor may require thereafter shall be at Lessor's expense and shall not require that Lessee sign be smaller than the maximum size permitted by local law or ordinance.

     (B) Lessee agrees to have erected and/or installed within sixty (60) days of the Commencement Date of this Lease all signs in accordance with Lessor's sign criteria. The Lessee, upon vacation of the Demised Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting, and/or replacement of the building fascia surface where signs are attached.

3.03 Compliance with Laws, Rules, and Regulations. Lessee, at Lessee's sole cost and expense, shall comply with all laws, ordinances, orders, rules, and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over use, condition and occupancy of the leased premises. Notwithstanding this provision or any provision to the contrary contained in this paragraph or elsewhere in this Lease, Lessee shall not be responsible for modifying the exterior of the premises to comply with the American with
Disabilities Act of 1990 ("ADA").   Lessee will comply with the rules and
regulations of the building adopted by Lessor which are set forth on a schedule attached to this Lease. Lessor shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the building or the leased premises but not in contravention of Lessor's agreements under this Lease. All changes and amendments to the rules and regulations of the building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.


3.04 Warranty of Peaceful Possession. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have peaceful possession of the leased premises during the full term of this Lease as well as any extension or renewal thereof. Lessor shall not be responsible for the acts or omissions of any other lessee that may interfere with Lessee's use and enjoyment of the leased premises.

3.05 Inspection. Lessor or its authorized agents shall with prior notice, except in the case of an emergency, have the right to enter the leased premises to inspect the same while accompanied by a representative of the Lessee, to supply janitorial service or any other service to be provided by Lessor, to show the leased premises to prospective purchasers or lessees during the last one hundred eighty (180) days of the term of the Lease or any renewal term, and to alter, improve or repair the leased premises or any other portion of the building. Lessee hereby waives any claim for damages for injury or inconvenience to or interference with Lessee's business, any loss of occupancy or use of the leased premises, and any other loss occasioned thereby. Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the leased premises. Lessee shall not change Lessor's lock system without providing to Lessor a key or in any other manner prohibit Lessor from entering the leased premises. Lessor shall have the right to use any and all means which Lessor may deem proper to open any door in an emergency without liability therefor.


3.06 Exemptions from Liability. Except for Lessor's gross negligence or wilful misconduct, Lessor shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers or any other person in or about the leased premises, whether such damage or injury is caused by results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the leased premises or upon other portions of any building of which the leased premises is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building of which the leased premises is a part. Lessor shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Lessee. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.



       ARTICLE 4.00  UTILITIES AND SERVICE


4.01 Building Services. Lessor shall provide the normal utility service connections to the building. Lessee shall pay the cost of all utility services, including, but not limited to, initial connection charges, all charges for gas, electricity, water, sanitary and storm sewer service, and for all electric lights. However, in a multi-occupancy building, Lessor may provide water to the leased premises, in which case Lessee agrees to pay to Lessor its pro rate share of the actual cost of such water. Lessee shall pay all costs caused by Lessee introducing excessive pollutants or solids other than ordinary human waste into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids. Lessee shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by any governmental subdivision for Lessee's use of the sanitary sewer system. If the leased premises are in a multi-occupancy building, Lessee shall pay all surcharges levied due to Lessee's use of sanitary sewer or waste removal services insofar as such surcharges affect Lessor or other lessees in the building. Lessor shall not be required to pay for any utility services, supplies or upkeep in connection with the leased premises .



4.02 Theft or Burglary. Except for Lessor's gross negligence or wilful misconduct, Lessor shall not be liable to Lessee for losses to Lessee's property or personal injury caused by criminal acts or entry by unauthorized persons into the leased premises or the building.



       ARTICLE 5.00  REPAIRS AND MAINTENANCE


5.01 Property Condition. Except as otherwise provided in this Lease, Lessee acknowledges that it has carefully inspected the Premises and that each portion thereof is in good condition and Lessee hereby accepts the premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

5.02 Lessor Repairs. Lessor shall not be required to make any improvements, replacements or repairs of any kind or character to the leased premises or the project during the term of this Lease except as are set forth in this section or elsewhere in this Lease. Lessor shall maintain only the roof, foundation, parking and common areas, and the structural soundness of the exterior walls (excluding windows, windowglass, plate glass and doors). Lessor's costs of maintaining the items set forth in this section are subject to the additional rent provisions in section 2.02. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease.


5.03 Lessee Repairs. Except for the Hvac systems, which are the responsibility of Lessor to the extent set out in Paragraph 17.07 hereof, Lessee shall, at its sole cost and expense, maintain, repair and replace all other parts of the leased premises in good repair and condition, including, but not limited to, heating, ventilating and air conditioning systems, down spouts, fire sprinkler system, dock bumpers, lawn maintenance, pest control and extermination, trash pick-up and removal, and painting the building and exterior doors. Lessee shall repair and pay for any damage caused by any act or omission of Lessee or Lessee's agents, employees, invitees, licensees or visitors. If the leased premises are in a multi-occupancy building or project, Lessor reserves the right to perform, on behalf of Lessee, lawn maintenance, painting, trash pick-up and removal; Lessee agrees to pay Lessor, as additional rent, Lessee's pro rata share of the actual cost of such services within ten days from receipt of Lessor's invoice, or Lessor may by monthly invoice direct Lessee to prepay the estimated costs for the current calendar year, and such amount shall be adjusted annually. If the leased premises are served by rail, Lessee agrees, if requested by the railroad, to enter into a joint maintenance agreement with the railroad and bear its pro rata share of the cost of maintaining the railroad spur. If Lessee fails to make the repairs or replacements promptly as required herein, Lessor may, at its option, make the repairs and replacements and the actual cost of such repairs and replacements shall be charged to Lessee as additional rent and shall become due and payable by Lessee within ten days from receipt of Lessor's invoice. Costs incurred under this section are the total responsibility of Lessee and do not constitute operating expenses under section 2.02.


5.04 Request for Repairs. All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision to this Lease must be made in writing to Lessor at the address in section 1.05. Lessor shall undertake such repairs or maintenance promptly, diligently, and in good faith. If Lessor fails to complete such repairs or maintenance within a reasonable time for doing so, Lessee may as its sole option make such repairs and be entitled to reimbursement for the actual reasonable cost thereof within ten (10) days of receipt of the invoice and all lien waivers.


5.05 Lessee Damages. Lessee shall not allow any waste to be committed on any portion of the leased premises or building, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the leased premises to Lessor in as good condition as existed at the commencement date of this Lease, ordinary wear and tear excepted. The reasonable cost and expense of any repairs necessary to restore the condition of the leased premises (ordinary wear and tear excepted) shall be borne by Lessee.


5.06 Maintenance Contract. Lessee shall, at its sole cost and expense, during the term of this Lease maintain a regularly scheduled preventative maintenance/service contract with a maintenance contractor for the servicing of all hot water, heating and air conditioning systems and equipment within the leased premises. The maintenance contractor and contract must be approved by Lessor, which approval shall not be unreasonably withheld and must include monthly servicing, replacement of filters, replacement or adjustment of drive belts, periodic lubrication and oil change and any other services suggested by the equipment manufacturer.



       ARTICLE 6.00  ALTERATIONS AND IMPROVEMENTS




6.01  Lessor Improvements.  INTENTIONALLY DELETED

6.02 Lessee Improvements. Lessee shall not make or allow to be made any substantial alterations or physical additions in or to the leased premises and, effecting the structure or exterior appearance of the building without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Any alterations, physical additions or improvements of the leased premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease; provided, however, Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the leased premises to the condition existing at the time Lessee took possession other than the initial alterations agreed to by Lessor, all costs of removal and/or alterations to be borne by Lessee. This clause shall not apply to moveable equipment or furniture owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture are not then subject to any other rights, liens, and interest of Lessor.


6.03 Mechanics Lien. Lessee will not permit any mechanic's or materialman's lien(s) or other lien to be placed upon the leased premises or the building without bonding around same during the pendency of any good faith attempt by Lessee to contest the lien's validity and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the leased premises, or any part thereof, nor as giving Lessee any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's, materialman's or other lien against the leased premises. In the event any such lien is attached to the leased premises, then, in addition to any other right or remedy of Lessor, Lessor may, in the event that Lessee does not either bond around such lien or remove it within sixty (60) days after its date of filing, but shall not be obligated to, obtain the release of or otherwise discharge the same. Any amount paid by Lessor for any of the aforesaid purposes shall be paid by Lessee to Lessor on demand as additional rent.



       ARTICLE 7.00  CASUALTY AND INSURANCE


7.01 Substantial Destruction. If the leased premises should be totally destroyed by fire or other casualty, or if the leased premises should be damaged so that rebuilding cannot reasonably be completed within one hundred twenty days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the casualty.




7.02 Partial Destruction. If the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred twenty days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, and Lessor shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements to substantially the same condition in which they existed prior to the damage. If the leased premises are to be rebuild or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, invitees, the rent payable under this Lease during the period for which the leased premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within one hundred twenty days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease shall cease to exist.


7.03 Property Insurance. Lessor shall at all times during the term of this Lease maintain a policy or policies of insurance, issued by and binding upon some insurance company, insuring the building against all perils included within the classification of fire and extended coverage and any other perils which Lessor deems necessary in such amount as Lessor deems reasonable in relation to the age, location, type of construction and physical condition of the building and the availability of such insurance at reasonable rates; provided, Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the leased premises, any fixtures installed or paid for by Lessee upon or within the leased premises, or any improvements which Lessee may construct on the leased premises. Lessee shall have no right in or claim to the proceeds of any policy of insurance maintained by Lessor even though the cost of such insurance is borne by Lessee as set forth in Article 2.00. Lessee shall, at Lessee's expense, maintain such primary or additional insurance on its inventory, fixtures, equipment, and building improvements as Lessee deems necessary to protect its interest.
Lessee shall not do or permit to be done anything which invalidates any such insurance policies.


7.04 Liability Insurance. Lessee, at its own expense, shall maintain during the term of this Lease a policy or policies of comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of One Million Dollars ($1,000,000.00) for property damage and One Million Dollars ($1,000,000.00) per occurrence for bodily injuries, personal injuries or deaths of person occurring in or about the Premises. Said policies shall (i) name Lessor as an additional insured and insure Lessor's contingent liability under this Lease, (ii) be issued by an insurance company which is acceptable to Lessor, and (iii) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice shall have been given to Lessor. Said policy or policies or certificates thereof shall be delivered to Lessor by Lessee upon commencement of the term of the Lease and upon each renewal of said insurance.

7.05 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers, and employees, for any loss or damage that may occur to the leased premises, improvements to the building of which the leased premises are a part, or personal property within the building, by reason of fire or the elements, regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Lessor and Lessee agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.


7.06 Hold Harmless. Except for Lessor's gross negligence or wilful misconduct, Lessor shall not be liable to Lessee or to Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the leased premises caused by any act or omission of Lessee, its agents, servants or employees, or of any other person entering upon the leased premises under express or implied invitation by Lessee, or caused by the improvements located on the leased premises becoming out of repair, the failure or cessation of any service provided by Lessor (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the leased premises. Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury except and to the extent that such loss, attorney's fees, expenses, claims, damages or injury arise in whole or in part from the gross negligence or wilful misconduct of Lessor.



       ARTICLE 8.00  CONDEMNATION


8.01 Substantial Taking. If all or substantial part of the leased premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof other than that portion of the condemnation award or proceeds applicable to Lessee's trade fixtures.


8.02 Partial Taking. If a portion of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in section 8.01 above, Lessor shall at Lessor's sole risk and expense, restore and reconstruct the building and other improvements on the leased premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof other than that portion of the condemnation award or proceeds applicable to Lessee's trade fixtures.





       ARTICLE 9.00  ASSIGNMENT OR SUBLEASE


9.01 Lessor Assignment. Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the building provided that such purchaser, transferee, or assignee agrees to assume all duties and obligations of Lessor to Lessee under the terms, covenants and conditions of Lease. Any such sale, transfer or assignment shall operate to release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.


9.02 Lessee Assignment. Lessee shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same except to a bona fide third party lender providing financing of Lessee's business or Lessee's inventory or personalty located on the premises, or sublet the leased premises, in whole or in part, without the prior written consent of Lessor which consent shall not be unreasonably withheld, and in no event shall any such assignment or sublease ever release Lessee from any obligation or liability hereunder. No assignee or sublessee of the leased premises or any portion thereof may assign or sublet the leased premises or any portion thereof. Notwithstanding this provision, Lessee shall have the right to assign or sublease to any parent, affiliate, subsidiary, or successor of Lessee, whether by merger, consolidation, or otherwise, or to any person or entity that purchases all of the assets of Lessee provided the net worth of the person or entity to whom the Lease is assigned is equal to or greater than Lessee.


9.03 Conditions of Assignment. Except for an assignment or sublease not requiring Lessor's prior approval as described in Paragraph 9.02 above, if Lessee desires to assign or sublet all or any part of the leased premises, it shall so notify Lessor at least thirty days in advance of the date on which Lessee desires to make such assignment or sublease. Lessee shall provide
Lessor with a copy of the proposed assignment or sublease and such information as Lessor might reasonably request concerning the proposed sublessee or assignee to allow Lessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Lessor's receipt of Lessee's proposed assignment of sublease and all required information concerning the proposed sublessee or assignee, Lessor shall have the following options: (1) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Lessee shall pay to Lessor all such excess rent and other excess consideration within ten days following receipt thereof by Lessee: or (2) refuse, in its sole and absolute discretion and judgment, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Lessor gives Lessee written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the leased premises are then assigned or sublet, Lessor in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the leased premises to secure payment of such sums. Any collection directly by Lessor from the assignee or sublessee shall not be construed to constitute a novation or a release of Lessee or any guarantor from the further performance of its obligations under this Lease.


9.04 Subordination. Lessee accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the building or project and to all existing recorded restrictions, covenants, easements and agreements with respect to the building or project. Lessee agrees upon ten (10) days following written demand to execute additional instruments subordinating this Lease as Lessor may require. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust lien on the leased premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and, if requested by the Purchaser, Lessee agrees to attorn to the Purchaser, including the first mortgage under any such mortgage if it be the Purchaser, as its Lessor. Notwithstanding the foregoing, Lessor agrees to provide Lessee with a non-disturbance agreement from mortgagee substantially in the form of Exhibit B attached hereto and made a part hereof


9.05 Estoppel Certificates. Lessee agrees to furnish, from time to time, within ten days after receipt of a written request from Lessor or Lessor's mortgagee, a statement certifying, if true and applicable, the following:
Lessee is in possession of the leased premises; the Lease is in full force and effect; the Lease in unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor's mortgagee. Lessee's failure to deliver such statement, shall be an event of default under this Lease. Lessor agrees, within ten (10) days after receipt of a written request therefor, to provide a statement certifying, if true and applicable, the name and address of the Building, the location of the Premises, that the Lease is in full force and effect and unmodified, that Lessee is not in default under the Lease, the term remaining in the Lease and existence and term of any renewal options, and such other matters as may reasonably be required by Lessee or Lessee's mortgagee. Lessor's failure to deliver such statement shall be an event of default hereunder.


9.06 Lessee's Financial Condition. Within ten (10) days after written request from Lessor, Lessee shall deliver to Lessor such financial statements as are reasonably required by Lessor to verify the net worth of Lessee, or any assignee, or guarantor of Lessee. In addition Lessor shall deliver to any lender designated by Lessor any financial statements required by such lender to facilitate the financing or refinancing of the leased premises. Lessee represents and warrants to Lessor that each such financial statement is a true, complete, and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein. Notwithstanding the foregoing, Lessee shall not be required to deliver financial statements to Lessor more than one time in any calendar year.



        ARTICLE 10.00  LIENS


10.01 Landlord's Lien. As security for payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a lien upon all property of Lessee now or subsequently located upon the leased premises. If Lessee abandons or vacates any substantial portion of the leased premises or is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in material default of any other provision of this Lease ,taking into account any notice and cure provisions in this Lease, Lessor may enter upon the leased premises, by picking or changing locks if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the personal property sold. The proceeds of the sale of the personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including reasonable attorney's fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease. Any excess remaining shall be paid to Lessee or any other person entitled thereto by law.


10.02 Uniform Commercial Code. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the leased premises are situated. Lessor, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Lessee's property, now or hereafter located upon the leased premises, which may be granted a secured party, as that term is defined, under the Uniform Commercial Code to secure to Lessor payment of all sums due and the full performance of all Lessee's covenants under this Lease. Lessee will on request execute and deliver to Lessor a financing statement for the purpose of perfecting Lessor's security interest under this Lease or Lessor may file this Lease a memorandum of as a financing statement. Unless otherwise provided by law and for the purpose of exercising any right pursuant to this section, Lessor and Lessee agree that reasonable notice shall be met if such notice is given by ten days written notice, certified mail, return receipt requested, to Lessor or Lessee at the addresses specified herein.



        ARTICLE 11.00  DEFAULT AND REMEDIES


11.01 Default by Lessee. The following shall be deemed to be events of default by Lessee under this Lease; (1) Lessee shall fail to pay more than ten
(10) days after due any installment of rent or any other payment required
pursuant to this Lease;   (2) Lessee shall fail to comply with any term,
provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to Lessee;
(3) Lessee shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (4) Lessee shall do or permit to be done any act which results in a lien being filed against the leased premises or the building and/or project of which the leased premises are a part and such lien shall remain uncured or unbonded for a period of sixty (60) days after the date of filing of such lien.


11.02 Remedies for Lessee's Default. Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

     (a) Lessor may terminate this Lease. If Lessor elects to terminate this Lease, then Lessee shall immediately surrender the leased premises to Lessor and shall be liable for and shall pay to Lessor the sum of all rent and other indebtedness accrued to the date of such termination plus, as damages, an amount equal to the total of (i) the reasonable cost of recovering the leased premises, (ii) the reasonable cost of removing and storing Lessee's and other occupants' property located therein, (iii) the reasonable cost of reletting the leased premises, or a portion thereof, whether or not accomplished in one or more phases (including, without limitation, brokerage commissions), (iv) the
reasonable cost  of    repairs   to the leased premises, (v) the reasonable
cost of collecting such amounts from Lessee hereunder, and (vi) any other reasonable sums of money or damages that may be owed to Lessor as the result of a default by Lessee or the exercise of Lessor's rights at law or in equity.

     (b)   Lessor may terminate Lessee's rights to occupy the leased premises
without terminating this Lease.   If Lessor elects to terminate Lessee's right
to occupy the leased premises, Lessee shall remain liable for the payment of the total rent due under this Lease for the remainder of the term of this
Lease.   In addition, Lessee shall be liable for and shall pay to Lessor, on demand, an amount equal to the costs described in subsection 11.02(a) above. Lessor may file suit to recover any sums falling due under the terms hereof from time to time, and unless otherwise agreed no delivery to or recovery by Lessor of any portion of the sums due Lessor hereunder shall be a defense in any action to recover any amount not theretofore reduced to judgment and/or collected by Lessor. Lessor shall not be obligated to relet the leased premises before leasing other portions of the building, it being the intent of the parties that Lessee shall not be placed in a preferential position by reason of
Lessee's own default.   Any sums  received by Lessor through reletting shall
reduce the sums owing by Lessee hereunder, but in no event shall Lessee be entitled to any excess of any sums obtained by reletting over and above the rent
to be paid by Lessee under this Lease.   In the alternative,  Lessor may elect
to immediately recover, as damages, a sum equal to the difference between (i) the total rent due under this Lease for the remainder of the Lease term and (ii) the then fair market rental value of the leased premises during such period, discounted to present value at a commercially reasonable rate ("Discounted Future Rent"). In such event, Lessor shall have no responsibility whatsoever to attempt to relet the leased premises or to apply any rentals received by Lessor as a result of any such reletting to Lessee's obligations hereunder; and the aggregate amount of all damages due to Lessor, including the Discounted Future Rent, shall be immediately due and payable to Lessor upon demand.

     (c) Lessor may enter upon the leased premises and do whatever Lessee is obligated to do under the terms of this Lease without terminating this Lease or terminating Lessee's right to occupy the leased premises. In such event, Lessee shall reimburse Lessor within ten (10) days after receipt of written demand for any expenses which Lessor may incur in affecting compliance with Lessee's obligations under this Lease, and Lessor shall not be liable for any damages resulting to Lessee from such action other than and to the extent of damages caused by the gross negligence or wilful misconduct of Lessor.

     (d) Lessor may exercise all of the remedies available to Lessor at law or in equity, including, without limitation, injunctive relief of all varieties.

The provisions of this Section 11.02 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. No act or thing done by Lessor or its agents during the Lease term shall be deemed to be an acceptance of an attempted surrender of the leased premises, and no agreement to accept the surrender of the leased premises shall be valid unless made in writing and signed by Lessor. No re-entry or taking possession of the leased premises by Lessor (including a termination of Lessee's right to occupy the leased premises or a reletting subsequent to such election) shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such
termination is given to Lessee.   The failure of Lessor to insist at any time
upon the strict performance of any covenant or agreement herein or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Lessee or receipt by Lessor of a lesser amount than the amount then due under this Lease shall be deemed to be other than on account of the earliest obligation of Lessee due hereunder, nor shall endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction. Lessor may accept any such check or payment without prejudice to Lessor's right to recover the balance of such obligation of Lessee or pursue any other remedy provided in this Lease. All rights, privileges, and remedies afforded Lessor by this Lease or by law shall be deemed cumulative, and the remedies shall not be deemed to be a waiver of any other right, privilege, or exercise of any one of such rights, privileges, or remedy provided for herein or granted by law or in equity, except as may otherwise be expressly provided pursuant to the terms of this Lease. In the event Lessor elects to terminate this Lease or terminate Lessee's right to occupy the leased premises after a default by Lessee, Lessor may, without prejudice to any other remedy which Lessor may have, expel or remove Lessee and any other person who may be occupying the leased premises or any part thereof. In addition, Lessor may change or alter the locks and other security devices on the doors to the leased premises; and Lessee hereby waives, to the fullest extent allowed by law, any requirement that notice be posted on the leased premises as to the location of a key to such new locks and any right to obtain such a key. In addition, to all of the remedies set forth herein, Lessor shall, if applicable, be entitled to receive a cash payment from Lessee on demand in an amount equal to all "Reimbursable Costs" (as defined below) which have not yet vested in Lessee and to terminate any remaining Lease concessions which have not yet accrued under this Lease. As used herein, the term "Reimbursable Costs" shall mean the total of (i) the difference between the average rent payable by Lessee over the entire term of this Lease and the rate of rent payable by Lessee from the commencement date to the date of default and (ii) the aggregate dollar amount which had been paid by Lessor in connection with this Lease, including, without limitation, amounts reimbursed to Lessee or paid on behalf of Lessee under this Lease and any brokerage commission paid or payable by Lessor in connection with the execution of this Lease. Because the Reimbursable Costs were incurred by Lessor in reliance upon Lessee's fully performing Lessee's obligations under this Lease, Lessee hereby acknowledges that Lessor will be damaged, upon a default by Lessee, in an amount equal to the aggregate dollar value of the Reimbursable Costs which have not  yet  vested  in
Lessee.    Lessee  shall vest  as  to Reimbursable Costs on a pro rata basis for each calendar month during the Lease term for which Lessee has paid rent and is
not otherwise in default hereunder.   No vesting shall occur with respect to any
month for which Lessee has not paid rent or for which Lessee is otherwise in default hereunder.


11.03 Notice of Default. Lessee shall give written notice of any failure by Lessor to perform any of its obligations under this Lease to Lessor and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Leased Premises whose name and address have been furnished to Lessee in writing. Lessor shall not be in default under this Lease unless Lessor (or such ground lessor, mortgagee or beneficiary) fails to cure such nonperformance within thirty (30) days after receipt of Lessee's notice. However, if such nonperformance reasonably requires more than thirty (30) days to cure, Lessor shall not be in default if such cure is commenced within such 30-day period and thereafter diligently pursued to completion.



        ARTICLE 12.00  RELOCATION
        INTENTIONALLY DELETED


        ARTICLE 13.00  DEFINITIONS



13.01 Act of God or Force Majeure. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.


13.02 Building or Project. "Building" or "project" as used in this Lease means the building and/or project described in section 1.02, including the leased premises and the land upon which the building or project is situated.

13.03  Commencement Date.  "Commencement date" shall be the date set forth in section 1.03. The commencement date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession.


13.04 Square Feet. "Square feet" or "square foot" as used in this Lease includes the area contained within the leased premises together with a common area percentage factor of the leased premises proportionate to the total building area. Lessee hereby acknowledges that it has carefully inspected the leased premises in the building forming the subject of the Lease and agrees that said leased premises comprise approximately the square footage in section
1.02. Should it ever be determined that the building is larger or smaller than said square footage, neither party shall have any right, claim or action against the other by reason of that fact.



        ARTICLE 14.00  ENVIRONMENTAL REPRESENTATIONS AND INDEMNITY


14.01  Hazardous Materials.

A.     Hazardous Material Upon Premises Prohibited.

       Lessee shall not cause or permit any Hazardous Material (as defined in Paragraph 14.01) to be released, brought upon, stored, produced, disposed or used upon, about or beneath the Premises by Lessee, its agents, employees, contractors or invitees.


B.     Indemnification of Lessor for Environmental Damages.

       Lessee shall indemnify, defend and hold Lessor harmless from and against any and all Environmental Damages which arise from (1) the presence upon, about or beneath the Premises of any "Hazardous Materials" (as defined in this Lease) or of any chemical substance requiring remediation under any federal, state or local statute, regulation, ordinance or policy to the extent, and only to the extent, that such hazardous materials are placed upon the Premises by Lessee or its employees, agents, or invitees; or (2) the breach of any of the provisions of this Lease. For the purpose of this Lease, "Environmental Damages" shall mean (a) All claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminutive in the value of the Premises, damages for the loss of or restriction on use of rentable space or any amenity of the Premises and from any service rentable or usable space or of any amenity of the Premises and from any adverse impact on Lessor's marketing of space); (b) All sums paid for settlement of claims, reasonable attorney's fees, reasonable consultant's fees and reasonable expert's fees; and (c) All costs incurred by Lessor in connection with investigation of Hazardous Material (as defined in this Lease) upon, about or beneath the Premises, the preparation of any feasibility studies or reports and the performance of any clean-up, remediation, removal or governmental agency or political subdivision necessary for Lessor to make full economic use of the Premises, or otherwise required under this Lease. Lessee's obligation under
this Section shall survive the expiration of this Lease.   Lessor shall
indemnify and hold harmless Lessee from and against any and all environmental damages to Lessee arising due to and only to the extent of the activities of Lessor.

C.     Obligation of Lessee to Remediate Premises.

       Notwithstanding the obligation of Lessee to indemnify Lessor pursuant to this Lease, Lessee shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision or necessary for Lessor to make full economic use of the Premises, which requirements or necessity arise from the presence upon, about or beneath the Premises of any Hazardous Materials (as defined in this Lease), provided that the introduction of such Hazardous Materials shall have originated during the term of this Lease due to and only to the extent of the activities of Lessee or its employees, agents, or invitees. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies or reports and the performance of any clean-up, remedial, removal or restoration work. Lessee shall take all actions necessary to restore the Premises to the condition existing prior to the introduction of the Hazardous Material upon, about or beneath the Premises, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies. Lessee shall nevertheless obtain Lessor's approval prior to undertaking any activities required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises. The obligations of Lessee pursuant to this Section shall not apply to situations where Hazardous Materials are released, brought upon, stored, produced, emitted, disposed of or used upon, about or beneath the Premises at a time or times other than during the term of this Lease or by persons other than Lessee or its employees, agents, or invitees except where its agents, employees, contractors or invitees or as a result of the acts or omissions of any agent, employee, contractor or invitee of any permitted sublessee or assignee of Lessee, Lessee's obligations under this Section shall survive the expiration of this Lease.

D.     "Hazardous Material" Defined.

       "Hazardous Material" means any material or substance (1) defined as a hazardous substance pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and amendments thereto ; (2) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.); (3) defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 9601 et. seq.)



         ARTICLE 15.00  MISCELLANEOUS


15.01 Waiver. Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.




15.02 Act of God. Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Lessee.


15.03 Attorney's Fees. In the event that either party defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the other party places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the leased premises, the non-prevailing party agrees to pay the prevailing party's reasonable costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not.


15.04 Successors. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns to the extent that assignment is permitted hereunder.
It is hereby covenanted and agreed that should Lessor's interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the leased premises contingent upon delivery to Lessee of a non-disturbance agreement substantially in the form of Exhibit B attached hereto and made a part hereof.


15.05 Rent Tax. If applicable in the jurisdiction where the leased premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county, or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.


15.06 Captions. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.


15.07 Notice. All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth in section 1.05. All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth in section 1.05, or at any other address within the United States as Lessee may specify from time to time by written notice. Any notice or document required or permitted under this Lease shall be in writing and shall be personally delivered or shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in section 1.05.

15.08 Submission of Lease. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Lessor and Lessee.


15.09  Corporate Authority.   Lessee  hereby  represents and warrants that
Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the leased premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.
Lessor hereby represents and warrants that it is a duly authorized and existing joint venture and that the person signing for Lessor have all due authority to execute and deliver the Lease.


15.10 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.


15.11 Lessor's Liability. If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the right, title and interest of Lessor in the building as the same may then be encumbered and neither Lessor nor any person or entity comprising Lessor shall be liable for any deficiency. In no event shall Lessee have the right to levy execution against any property of Lessor nor any person or entity comprising Lessor other than its interest in the building as herein expressly provided.



15.12 Indemnity. Lessor agrees to indemnify and hold harmless Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessor. Lessee agrees to indemnify and hold harmless Lessor from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessee.

15.13  The laws of the State of Texas shall govern this Lease.



        ARTICLE 16.00  AMENDMENT AND LIMITATION OF WARRANTIES


16.01 Entire Agreement. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.


16.02 Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.


16.03 Limitation of Warranties. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.



        ARTICLE 17.00  OTHER PROVISIONS


17.01 Lessee shall be entitled to possession of the property on January 1, 1997 subject to all the terms and conditions in this lease other than the payment of Base Rent for the period January 1, 1997 until January 31, 1997. In addition, and notwithstanding any other provision in this Lease, in the event that possession of all of the Premises is not delivered to Lessee on or before February 28, 1997, Lessee shall have the right to terminate the Lease by delivery of notice to Lessor within ten (10) days of such date, and the Lease shall terminate as of the date that such notice is deposited in the manner for notice provided for hereunder.


17.02 Option to Extend Term: Lessor hereby grants to Lessee and the assignees of Lessee permitted in Paragraph 9.02 hereof two (2) options ("Options") to extend the Lease term for additional terms of five years (5) each ("Extensions"), on the same terms, conditions and covenants set forth in the Lease Agreement, except as provided below. Each option shall be exercised only by written notice delivered to the Lessor at least one hundred eighty (180) days before the expiration of the Lease Term or the preceding Extension of the Lease Term. If Lessee fails to deliver Lessor written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option shall be exercisable by Lessee on the express condition that at the time of the exercise, and at all times prior to the commencement of such Extensions, Lessee shall not be in default under any of the provisions of this Lease. The foregoing Options are personal to Lessee and may not be exercised by any assignee or subtenant.


A. Lessee shall have no further renewal options unless granted by Lessor in writing: and

B. The rental for the first renewal term shall be $10.50 per square foot. The rental for the second renewal term shall be based on the then prevailing rental rates for properties of equivalent quality, size, utility and location, with the length of the lease term, and credit standing of the Lessee herein, to be taken into account. In no event shall the rental rate be less than the rental rate payable for the month immediately preceding the date of any rent adjustments.


17.03 Lessee will be permitted to post six (6) parking spaces at the front entrance of its space for its exclusive use. All other parking spaces are unreserved. Lessor will not enforce the exclusivity and Lessee cannot have violator's cars towed or molested in any way. In addition to its reserved parking spaces, Lessee shall provide 100 unreserved parking spaces, which shall be available for Lessee's intended mixed office/storage use and sufficient to comply with zoning law.



17.04  Leasehold Improvements.

(A) Notwithstanding anything to the contrary in the Lease, except for the HVAC systems, which are the responsibility of Lessor to the extent set out in Paragraph 17.07 hereof, Lessee accepts the Leased Premises in their "AS IS" condition. Lessee shall cause plans and specifications for the tenant improvements to be prepared and submitted to Lessor for Lessor's approval, which approval shall not be unreasonably withheld. All work shall be performed in conformance with such approved plans and specifications and in a good and workmanlike manner and in compliance with the American with Disabilities Act of 1990 ("ADA"). However, Lessee shall not be required to make any exterior alterations in order to bring the Premises into compliance with the ADA. Any changes or modifications to the approved plans and specifications shall be signed by Lessor and Lessee constitute an amendment to this Lease. Lessor agrees not to unreasonably withhold or delay its consent or approval to any such requested change or modification to the approved plans specifications.

(B) Lessor agrees to provide Lessee with a leasehold improvements allowance of $62,037.00 which amount is intended to include all costs associated with such construction such as, permit fees, construction manager fees, architectural fees, and all utility connections to the Leased Premises, (the "Allowance"). The Allowance shall be paid to Lessee upon substantial completion of such construction, as evidenced by a certification from Lessee's architect and upon delivery of releases of liens from the contractor to Lessor. If any portion of the allowance is unused, Lessee may use the remaining allowance towards moving expenses or the unused amount will be applied towards rent.

(C) Lessee shall enter into a construction contract with a reputable general contractor having at least five (5) years experience in tenant improvement construction to perform the leasehold construction in accordance with the approved plans and specifications.


17.05  Early Termination Election

Lessee may at Lessee's election terminate this Lease prior to the expiration of the lease term set forth in Section 1.03, on January 31, 2002 ("Early Termination Date") upon the terms and conditions set forth herein.

(i) Lessee shall give Lessor written notice of its election to terminate this lease at least One Hundred Eighty (180) days prior to the Early Termination Date upon which termination shall become effective.

(ii) No material and uncured event of default by Lessee or no event that with notice or the passage of time, or both, would constitute a material event of default by Lessee shall have occurred on or before the Early Termination Date.

(iii) Concurrent with the giving of notice under Paragraph 17.05(i), Lessee shall pay to Lessor in cash the sum of $ 98,226.00 (Ninety-eight thousand two hundred twenty-six Dollars); and

(iv) Concurrent with the giving of notice under Paragraph 17.05(i), Lessee shall pay to Lessor in cash the amount of the unamortized tenant improvements and commissions using an interest factor of twelve percent (12%) per annum. By way of example if the tenant improvements and commissions were $80,000 the unamortized amount at January 31, 2002, would be $30,000.


17.06  Right of First Refusal.

I. Lessor and Lessee acknowledge that 1220 E. Campbell Road containing 20, 679 square feet is immediately adjacent to the Premises (hereinafter referred to as "Adjacent Premises").

II. In the event that Lessor received a proposal from a third party to lease the Adjacent Premises then Lessor shall, prior to preceding with negotiations or concluding any lease, with such third party, will notify Lessee of the rent which Lessor is willing to lease the Adjacent Premises which shall be the rent being offered at the time ("Adjacent Premises Rent").

III. If Lessee within five (5) business days after receipt of Lessor's notice as set forth in Paragraph 17.06 II above, indicates, in writing, its agreement to lease the Adjacent Premises, then the Adjacent Premises shall be included within the Premises and leased to Lessee at the Adjacent Premises Rent and otherwise pursuant to the provisions of this lease without any obligations on the part of the Lessor to make any alterations or repairs, and to afford any rent abatement and without any contingency provisions. However, the rent attributable to the Adjacent Premises shall be added to the rent payable under this Lease. The parties shall immediately execute an amendment to this lease stating the addition of the Adjacent Premises.

IV. If the Lessee does not deliver a notice, in writing, within five (5) business days of receipt of Lessor's said notice, as set forth in Paragraph
17.06 II above, indicating its agreement to lease the Adjacent Premises, Lessor thereafter shall have the right to lease the Adjacent Premises to any third party or parties and there shall be no further obligation in the future to give Lessee any notice to lease or Right of First Refusal.


17.07 Provided Lessee enters into a maintenance contract for the HVAC unit(s) with a qualified HVAC contractor acceptable to Lessor, Lessor will warrant the HVAC unit(s) for the first twelve (12) months of the Lease Agreement.



         ARTICLE 18.00  SIGNATURES




Signed at DALLAS   , this         day of  NOVEMBER  , 1996.


     LESSOR                                         LESSEE

CAMPBELL PLACE ONE JOINT VENTURE             DNA ENTERPRISES, INC.


BY:                                          BY:

ROY H. GREENBERG,
     (TYPED NAME AND TITLE)                      (TYPED NAME AND TITLE)

     RULES AND REGULATIONS



1. Lessor agrees to furnish Lessee two keys without charge. Additional keys will be furnished at a nominal charge. Lessee shall not change locks or install additional locks on doors without prior written consent of Lessor. Lessee shall not make or cause to be made duplicates of keys procured from Lessor without prior approval of Lessor. All keys to leased premises shall be surrendered to Lessor upon termination of this Lease.

2. Lessee will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the leased premises for Lessee to Lessor for Lessor's approval before performance of any contractual service. Lessee's contractors and installation technicians shall comply with Lessor's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the leased premises or project, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the leased premises or project.

3. Lessee shall not at any time occupy any part of the leased premises or project as sleeping or lodging quarters.

4. Lessee shall not place, install or operate on the leased premises or in any part of the building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the leased premises or project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Lessor.

5. Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from the leased premises or the project regardless of whether such loss occurs when the area is locked against entry or not.

6. No dogs, cats, fowl, or other animals shall be brought into or kept in or about the leased premises or project.

7. Employees of Lessor shall not receive or carry messages for or to any Lessee or other person or contract with or render free or paid services to any Lessee or to any of Lessee's agents, employees, or invitees.

8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Lessee's agents, employees or invitees at any time for purposes inconsistent with their designation by Lessor.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb occupants of the building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

11. Nothing shall be thrown out of the windows of the building or down the stairways or other passages.

12. Lessee and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Lessor. Lessee shall furnish Lessor with state automobile license numbers of Lessee's vehicles and its employees' vehicles within five days after taking possession of the leased premises and shall notify Lessor of any changes within five days after such change occurs. Lessee shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the leased premises or project. If Lessee or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Lessor, after giving written notice to Lessee of such violation, shall have the right to remove such vehicles at Lessee's expense.


13. Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Lessor. Failure to observe the rules and regulations shall terminate Lessee's right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal of impoundment of a vehicle shall create any liability on Lessor or be deemed to interfere with Lessee's right to possession of its leased premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Lessor. Parking stickers or other forms of identification supplied by Lessor shall remain the property of Lessor and not the property of Lessee and are not transferable. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

14. Movement in or out of the building of furniture or office supplies and equipment, or dispatch or receipt by Lessee of any merchandise or materials which requires use of elevators or stairways, or movement through the building entrances or lobby, shall be restricted to hours designated by Lessor. All
such movement shall   be under supervision of Lessor and carried out in the
manner agreed between Lessee and Lessor by prearrangement before performance. Such prearrangements will include determination by Lessor of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Lessee assumes, and shall indemnify Lessor against, all risks and claims of damage to persons and properties arising in connection with any said movement.

15. Lessor shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

16. Lessee shall not lay floor covering within the leased premises without written approval of the Lessor. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17. Lessee agrees to cooperate and assist Lessor in the prevention of canvassing, soliciting and peddling within the building or project.

18. Lessor reserves the right to exclude from the building or project, between the hours of 6:00p.m. and 7:00a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the building or project security personnel and who do not present a pass to the building signed by the Lessee. Each Lessee shall be responsible for all persons for whom he supplies a pass.

19. It is Lessor's desire to maintain in the building or project the highest standard of dignity and good taste consistent with comfort and convenience for Lessees. Any action or condition not meeting this high standard should be reported directly to

Lessor. Your cooperation will be mutually beneficial and sincerely appreciated. Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the leased premises and for the preservation of good order therein.